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                         STOCK OPTION PLAN FOR DIRECTORS

                                       OF

                     NABISCO HOLDINGS CORP. AND SUBSIDIARIES
             (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 15, 1996)

     Nabisco Holdings Corp. ("Holdings"), a Delaware corporation, hereby adopts the Stock Option Plan for Directors of Nabisco Holdings Corp. and Subsidiaries, subject to approval of its stockholders. The purposes of this Plan are as follows:

          (1) To further the growth, development and financial success of Holdings by providing additional incentives to certain of its Directors who have been or will have or be given responsibility for the management or administration of Holdings' business affairs by assisting them to become owners of capital stock of Holdings and thus to benefit directly from its growth, development and financial success.

          (2) To enable Holdings to obtain and retain the services of Directors considered essential to the long range success of Holdings by providing and offering them an opportunity to become owners of capital stock of Holdings under Options.

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 - GENERAL

          Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.2 - BOARD

          "Board" shall mean the Board of Directors of Holdings.

SECTION 1.3 - CODE

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4 - COMMITTEE

          "Committee" shall mean the Compensation Committee of the Board or any other committee appointed by the Board pursuant to Section 6.1.


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SECTION 1.5 - COMMON STOCK

          "Common Stock" shall mean the Class A Common Stock of Holdings.

SECTION 1.6 - DIRECTOR

          "Director" shall mean a member of the Board.

SECTION 1.7 - ELIGIBLE DIRECTOR

          "Eligible Director" shall mean a Director who has never been an employee or officer of RJRN Holdings or any of its Subsidiaries.

SECTION 1.8 - HOLDINGS


          "Holdings" shall mean Nabisco Holdings Corp.

SECTION 1.9 - OPTION

          "Option" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Code.

SECTION 1.10 - OPTION PRICE

          "Option Price" shall have the meaning given in Section 4.2.

SECTION 1.11 - OPTIONEE

          "Optionee" shall mean a Director to whom an Option is granted under the Plan.

SECTION 1.12 - PLAN

          "Plan" shall mean the Stock Option Plan for Directors of Nabisco Holdings Corp. and Subsidiaries.

SECTION 1.13 - RJRN HOLDINGS

     "RJRN Holdings" shall mean RJR Nabisco Holding Corp.


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SECTION 1.14 - SECRETARY

          "Secretary" shall mean the Secretary of Holdings.

SECTION 1.15 - SUBSIDIARY

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

          The shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed 300,000.

SECTION 2.2 - UNEXERCISED OPTIONS

          If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.


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                                   ARTICLE III

                               GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

          Any Eligible Director of Holdings or of any Subsidiary shall be eligible to be granted Options as set forth in this Article III.

SECTION 3.2 - GRANTING OF INITIAL OPTIONS

     Each Eligible Director who is elected to serve on the Board shall be granted an Option to purchase an aggregate of 6,000 shares of Common Stock. Such Option shall be granted only once to each Eligible Director as soon as practicable following the Director's initial election to serve on the Board and shall be subject to the terms and conditions set forth in Article IV.

SECTION 3.3 - GRANTING OF ANNUAL OPTIONS

     In addition to Options granted pursuant to Section 3.2, each Eligible Director shall receive an annual grant of an Option to purchase the number of shares of Common Stock determined pursuant to the following formula (rounded up to the next multiple of 100): $45,000, divided by the closing trading price of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant.

     Such Option shall be granted annually on the date of such Director's election or re-election to serve on the Board; provided, however, that the grant for 1995 shall be made on February 15, 1995.

     All Options granted pursuant to this Section 3.3 shall be subject to the terms and conditions set forth in Article IV.


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                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

          The grant of Options to Eligible Directors shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of Holdings and which shall incorporate the terms and conditions of this Article IV and such other terms and conditions as the Committee shall determine consistent with the Plan.

SECTION 4.2 - OPTION PRICE

     The exercise price of each share of Common Stock subject to an Option granted pursuant to Section Article III shall be the closing trading price of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

     Options granted pursuant to Section 3.2 shall vest immediately but shall not be exercisable prior to the date set forth in the Stock Option Agreement, which date shall be no earlier than six months after the date of grant. Thereafter, such Options shall be exercisable in full, subject to applicable securities regulations. Options granted pursuant to Section 3.3 shall vest in three installments. The first installment shall vest on the first anniversary of the date of grant for 33% of the number of shares of Common Stock subject to the Option. Thereafter, on each subsequent anniversary of the date of grant, an installment shall vest for 33% and 34%, respectively, of the number of shares subject to the Option until the Option has become fully vested. The Stock Option Agreements may contain restrictions on the exercisability of such Options. To the extent that any of the above installments is not exercised when it becomes exercisable, it shall not expire, but shall continue to be exercisable at any time thereafter until the Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only.

SECTION 4.4 - EXPIRATION OF OPTION

          The Option shall expire and may not be exercised to any extent after the expiration of ten years from the date the Option was granted.


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                                    ARTICLE V

                               EXERCISE OF OPTIONS

SECTION 5.1 - PERSONS ELIGIBLE TO EXERCISE

          During the lifetime of the Optionee, only he or his guardian may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.


SECTION 5.2 - PARTIAL EXERCISE

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under
Section 4.4, such Option or portion thereof may be exercised in whole or in part; provided, however, that Holdings shall not be required to issue fractional shares.


SECTION 5.3 - MANNER OF EXERCISE

          An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when such Option or such portion becomes unexercisable:

          (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

          (b) Full payment of the Option Price (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by Holdings with respect to such shares;

          (c) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance,


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     including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.


SECTION 5.4 - RIGHTS AS STOCKHOLDERS

          The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of Holdings in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by Holdings to such holders.

SECTION 5.5 - TRANSFER RESTRICTIONS

          The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate, and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.


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                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - COMPENSATION COMMITTEE

          The Plan shall be administered by the Compensation Committee of the Board. In its absolute discretion, the Board may appoint a different committee comprised of two or more Directors to administer all or a portion of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

          It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to grant Options. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.3 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

          Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by Holdings. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Holdings and the officers and Directors of Holdings shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Holdings and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by Holdings with respect to any such action, determination or interpretation.


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                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS


SECTION 7.1 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as expressly permitted by the terms of the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted or the date the stockholders of Holdings approve this Plan, if earlier.

SECTION 7.2 - ADJUSTMENTS IN OUTSTANDING OPTIONS

          In the event that the outstanding shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of Holdings or other securities of Holdings by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the aggregate number of shares which may be issued pursuant to Section 2.1 hereof and the number and kind of shares or other consideration as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon all Optionees, Holdings and all other interested persons.

SECTION 7.3- EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

          Nothing in this Plan shall be construed to limit the right of Holdings or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for employees or Directors of Holdings or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.4 - TITLES

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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SECTION 7.5 - PRONOUNS

          The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.


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